                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
      Filed by the Registrant   /X/
      Filed by a Party other than the Registrant   / /
      Check the appropriate box:
      / /  Preliminary Proxy Statement       / /  Confidential, For Use of the
      /X/  Definitive Proxy Statement             Commission Only (as permitted
      / /  Definitive Additional Materials        by Rule 14a-6(e)(2))
      / /  Soliciting Material Pursuant to Rule 14a-11(c) on Rule 14a-12

                          Todhunter International, Inc.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee   (Check appropriate box:)

      /X/  No fee required.
      / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

      (1)  Title of each class of securities to which transaction applies: N/A


      (2)  Aggregate number of securities to which transaction applies: N/A


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A


      (4)  Proposed maximum aggregate value of transaction: N/A


      (5)  Total fee paid: N/A


      / /  Fee paid previously with preliminary materials:


      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:


      (2)  Form, Schedule or Registration Statement No.:


      (3)  Filing Party:


      (4)  Date Filed:

                         TODHUNTER INTERNATIONAL, INC.

                         222 LAKEVIEW AVENUE, SUITE 1500
                         WEST PALM BEACH, FLORIDA 33401

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MARCH 9, 2000

                                   -----------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Todhunter International, Inc., a Delaware corporation, will be held at the offices of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., at 777 South Flagler Drive, Suite 500 East, West Palm Beach, Florida 33401, on Thursday, March 9, 2000, at 11:00 a.m., Eastern Standard Time, for the following purposes:

      1. To elect three (3) Class II Directors to hold office for a term of three (3) years and until their successors have been elected and qualified; and

      2. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

      Only stockholders of record at the close of business on January 20, 2000 shall be entitled to notice of, and to vote at, the meeting or any postponements or adjournments thereof.

                                        By Order of the Board of Directors

                                        /s/ Troy Edwards

                                        TROY EDWARDS
                                        SECRETARY


West Palm Beach, Florida
January 25, 2000

                          TODHUNTER INTERNATIONAL, INC.
                         222 LAKEVIEW AVENUE, SUITE 1500
                         WEST PALM BEACH, FLORIDA 33401

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MARCH 9, 2000

                                   -----------

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Todhunter International, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., at 777 South Flagler Drive, Suite 500 East, West Palm Beach, Florida 33401, on Thursday, March 9, 2000, at 11:00 a.m., Eastern Standard Time, or at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

      This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about January 25, 2000.

      Only stockholders of record at the close of business on January 20, 2000, will be entitled to notice of the Annual Meeting and to vote the shares of common stock of the Company, par value $.01 per share ("Common Stock"), held by them on such date at the Annual Meeting or any and all postponements or adjournments thereof. As of January 20, 2000, 5,513,734 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting.

      Each share of Common Stock entitles the holder thereof to cast one vote on each matter to be voted upon at the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted only for purposes of determining the presence or absence of a quorum for the transaction of business and are not counted for purposes of electing directors in accordance with Proposal One.

      If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote FOR the Board of Directors' nominees as directors and as recommended by the Board of Directors with regard to all other matters as may properly come before the Annual Meeting or, if no such recommendation is given, in their own discretion. Each such proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

      The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers, employees and agents, may also solicit proxies personally or by telephone. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

      The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding as of January 20, 2000, will constitute a quorum.

          PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

      The following tables set forth the number of shares and percentage of the Company's Common Stock beneficially owned as of January 20, 2000 by (i) owners of five percent or more of the Common Stock, (ii) each director and certain executive officers of the Company, and (iii) all executive officers and directors of the Company as a group.

NAME OF EXECUTIVE OFFICER OR DIRECTOR (1)                               NUMBER OF SHARES         PERCENTAGE OWNED
-----------------------------------------                               ----------------         ----------------
A. Kenneth Pincourt, Jr.......................................               655,985(2)               11.7%
Jay S. Maltby.................................................                63,800(3)                1.1%
Thomas A. Valdes..............................................                41,000(4)                 *
D. Chris Mitchell.............................................                33,900(5)                 *
Ousik Yu......................................................                42,000(6)                 *
W. Gregory Robertson..........................................                 4,900                    *
Leonard G. Rogers.............................................                 5,000                    *
Edward F. McDonnell...........................................                41,000(7)                 *
Godfrey D. Bain...............................................             1,817,620(8)               32.9%
K. Ian McLachlan..............................................             1,817,620(8)               32.9%
All executive officers and directors as a group
    (11 persons)..............................................             2,728,605(9)               47.1%

  NAME AND ADDRESS OF
OTHER BENEFICIAL OWNERS
-----------------------

Angostura Limited
     Corner Eastern Main Road and
     Trinity Avenue
     Laventille, Trinidad & Tobago............................             1,817,620(10)              32.9%
Heartland Advisors, Inc.
     790 North Milwaukee Street
     Milwaukee, WI 53202......................................               490,000(11)               8.8%
Estate of Ferne Pincourt, deceased
     c/o Thomas N. Silverman, P.A.
     4400 PGA Boulevard, Suite 102
     Palm Beach Gardens, FL 33410.............................              479,693(12)                8.6%

                                       2

Dimensional Fund Advisors Inc.
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA  90401..................................              364,100(13)                6.6%

     --------------------
*   Less than 1%

(1) Except as otherwise indicated, each person listed has sole voting power and sole investment power with respect to the shares owned by such person.

(2) Includes (i) 585,985 shares of which Mr. Pincourt has sole and direct voting and dispositive power; and (ii) 70,000 shares that may be acquired within 60 days of January 20, 2000 upon the exercise of outstanding options under the Company's 1992 Employee Stock Option Plan, as amended (the "Option Plan").

(3) Includes an aggregate of 60,000 shares that may be acquired within 60 days of January 20, 2000 upon the exercise of outstanding options under the Option Plan.

(4) Includes an aggregate of 40,000 shares that may be acquired within 60 days of January 20, 2000 upon the exercise of outstanding options under the Option Plan.

(5) Includes an aggregate of 29,500 shares that may be acquired within 60 days of January 20, 2000 upon the exercise of outstanding options under the Option Plan.

(6) Includes an aggregate of 38,000 shares that may be acquired within 60 days of January 20, 2000 upon the exercise of outstanding options under the Option Plan.

(7) Includes an aggregate of 40,000 shares that may be acquired within 60 days of January 20, 2000 upon the exercise of outstanding stock options.

(8)     Consists solely of shares beneficially held by Angostura Limited.

(9) Includes (i) an aggregate of 277,500 shares that may be acquired within 60 days of January 20, 2000 by the persons listed in the table set forth above upon the exercise of outstanding options; (ii) an aggregate of 2,400 shares owned directly by a person not listed in the table set forth above; and (iii) an aggregate of 21,000 shares that may be acquired within 60 days of January 20, 2000 by a person not listed in the table set forth above upon the exercise of outstanding options under the Option Plan.

(10) Reflects ownership as reported on Form 4 as of November 30, 1999, as filed with the Securities and Exchange Commission by Angostura Limited. Angostura Limited has sole voting and dispositive power with respect to all such shares of the Company's Common Stock.

(11) Reflects ownership as reported on Schedule 13G as of February 9, 1999 as filed with the Securities and Exchange Commission by Heartland Advisors, Inc. Heartland Advisors, Inc. has sole dispositive power with respect to all such shares of the Company's Common Stock.

(12) Reflects ownership as reported on Schedule 13D as of December 13, 1999, as filed with the Securities and Exchange Commission by the Estate of Ferne Pincourt, deceased. The Estate of Ferne Pincourt, deceased has sole voting and dispositive power with respect to all such shares of the Company's Common Stock.

(13) Reflects ownership as reported on Schedule 13D as of February 11, 1999, as filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. Dimensional Fund Advisors Inc. has sole voting and dispositive power with respect to all such shares of the Company's Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and any persons who beneficially own ten percent or more of the Company's Common Stock, to file with the Securities and Exchange Commission (the "Commission") and the American Stock Exchange, upon which the Common Stock is currently traded, initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by regulations of the Commission to furnish the Company with copies of all
Section 16(a) forms they file.

        Based solely upon on a review of (i) copies of Section 16(a) filings received by the Company during or with respect to fiscal 1999 and (ii) certain written representations of its officers and directors with respect to the filing of annual reports of changes in beneficial ownership on Form 5, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during fiscal 1999 has been filed in a timely manner.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The following table sets forth information with respect to the continuing directors, director nominees and executive officers of the Company.

            Name                 Age            Position or Office Held
-----------------------------   ------   ---------------------------------------
A. Kenneth Pincourt, Jr.          68     Chairman of the Board and Chief
                                         Executive Officer
Jay S. Maltby                     49     President, Chief Operating Officer and
                                         Director
Thomas A. Valdes                  56     Executive Vice President, Assistant
                                         Secretary and Director
D. Chris Mitchell                 50     Senior Vice President-- Sales and
                                         Director
Troy Edwards                      61     Secretary, Treasurer, Controller and
                                         Chief Financial Officer
Ousik Yu                          47     Senior Vice President-- Manufacturing
W. Gregory Robertson              56     Director
Leonard G. Rogers                 70     Director
Edward F. McDonnell               64     Director
Godfrey D. Bain                   51     Director
K. Ian McLachlan                  55     Director

         In accordance with Article V of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III. The maximum number of members of the Board of Directors is currently nine. Messrs. Pincourt, Rogers and McLachlan currently serve as Class II directors and have been nominated for election at the Annual Meeting. If elected, Messrs. Pincourt, Rogers and McLachlan will serve as Class II directors until the 2003 Annual Meeting. Messrs. Maltby, Mitchell and McDonnell currently serve as Class III directors until the 2001 Annual Meeting and Messrs. Bain, Robertson and Valdes currently serve as Class I directors until the 2002 Annual Meeting.

         Messrs. Pincourt, Rogers and McLachlan have consented to serve on the Board and the Board has no reason to believe that they will not serve if elected, but if either of them should become unavailable to serve as a director, and if the Board shall have designated a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board. Messrs. Pincourt, Rogers and McLachlan must be elected by a plurality of the votes cast at the Annual Meeting.

        Messrs. McLachlan and Bain were designated to be nominated to the Board by Angostura Limited (see Certain Relationships and Related
Transactions).

NOMINEES AS CLASS II DIRECTORS

        The biographies set forth below are submitted for consideration regarding the nomination of each of Messrs. Pincourt, Rogers and McLachlan for election as a director.

        K. IAN MCLACHLAN -- Mr. McLachlan was appointed to the Board as a Class II director on September 22, 1999. Since 1995, Mr. McLachlan has been Chief Executive Officer and a director of Angostura Holdings Limited, a Trinidad holding company whose subsidiaries include Angostura Limited, a principal shareholder of the Company. Angostura Limited is engaged in the manufacture of rum, bitters and other spirits in Trinidad and Tobago. From 1990 to 1995, Mr. McLachlan was Manager - Corporate Development and Planning for Angostura Limited.

        A. KENNETH PINCOURT, JR. -- Mr. Pincourt founded the Company in 1964 and has been its Chief Executive Officer and a director since its inception and Chairman of the Board since 1985. Mr. Pincourt also was President of the Company from inception until January 1995, at which time Jay S. Maltby became President.

           LEONARD G. ROGERS -- Mr. Rogers joined the Company as a director in 1992. He was Chairman of the Board of the Company from 1974 to 1985 and since 1985 has been a private investor. From 1969 to 1974, Mr. Rogers was Senior Vice President --Consumer Products Division for Gulf & Western Industries.

CONTINUING CLASS I DIRECTORS

        GODFREY D. BAIN -- Mr. Bain was appointed to the Board as a Class I director on September 22, 1999. Since 1991, Mr. Bain has been Chief Financial Officer and a director of Angostura Holdings Limited, a Tinidad holding company whose subsidiaries include Angostura Limited, a principal shareholder of the Company. Angostura Limited is engaged in the manufacure of rum, bitters and other spirits in Trinidad and Tobago.

        W. GREGORY ROBERTSON -- Mr. Robertson joined the Company as a director in September 1995. In 1989, Mr. Robertson founded TM Capital Corp., a private New York City-based investment banking firm. Prior to founding TM Capital Corp., Mr. Robertson was an Executive Vice President and director of Thomson McKinnon

Securities Inc., where he headed the firm's investment banking and public finance activities. Mr. Robertson is also a director of Vicon Industries, Inc. of Hauppauge, New York (CCTV systems and components).

        THOMAS A. VALDES -- Mr. Valdes joined the Company in July 1995 as Executive Vice President and has been a director of the Company since 1996. Prior to joining the Company, Mr. Valdes held various executive positions with Bacardi Imports, Ltd. since 1979, the latest of which was Vice President of Marketing and Operations.

CONTINUING CLASS III DIRECTORS

        JAY S. MALTBY -- Mr. Maltby joined the Company in January 1995 as President, Chief Operating Officer and a director. Prior to joining the Company, he served in various executive capacities with Bacardi Imports, Ltd. since 1978. In 1993, Mr. Maltby became a member of Bacardi's Executive Committee and Vice President of Finance and Operations.

        EDWARD F. MCDONNELL -- Mr. McDonnell joined the Company as a director in 1998. Mr. McDonnell is Chairman and Chief Executive Officer of The Premier Group, a company he founded in 1995. The Premier Group owns beverage alcohol distributing companies in the Caribbean, Philippines and South Pacific. Prior to founding The Premier Group, Mr. McDonnell served in various executive capacities with The Seagram Company Ltd. since 1981, most recently as a director and executive vice president of The Seagram Company Ltd. and president of The Seagram Spirits and Wine Group.

        D. CHRIS MITCHELL -- Mr. Mitchell joined the Company in 1984 as manager of the Company's bottling operations. Mr. Mitchell was promoted to Vice President -- Sales in 1989 and appointed as Senior Vice President in January 1994. Mr. Mitchell has been a director of the Company since 1991. Prior to joining the Company, Mr. Mitchell was general manager of bottling operations for United States Distilled Products from 1980 to 1984.

EXECUTIVE OFFICERS

        Certain information relating to each executive officer of the Company (other than those set forth above) is set forth below.

        TROY EDWARDS -- Mr. Edwards joined the Company in 1980, has served as Treasurer, Controller and Assistant Secretary since that time, and was promoted to Chief Financial Officer in 1992. In February 1997, Mr. Edwards was appointed as Secretary of the Company. Prior to joining the Company, Mr. Edwards served as Vice President of Administrative and Financial Services for New South Manufacturing Company, a private label industrial chemical products concern.

        OUSIK YU -- Mr. Yu joined the Company in March 1990 and served as Vice President -- Bottling Operations since that time until his appointment as Senior Vice President -- Beverage Division in January 1994. In 1996, Mr. Yu was appointed as Senior Vice President -- Manufacturing. From 1986 to 1989, Mr. Yu was employed by Brown-Forman Corporation, most recently as manager of packaging/process engineering. Prior thereto, from 1981 to 1986, he was employed in plant engineering by The Stroh's Brewery Company.

BOARD OF DIRECTORS COMPENSATION; MEETINGS; COMMITTEES

        COMPENSATION

        Each non-employee director of the Company receives $20,000 per year and is reimbursed for out-of-pocket expenses incurred in attending meetings.

        MEETINGS

        The Board of Directors of the Company held a total of five meetings during fiscal 1999. Each incumbent director attended at least 75% of the aggregate number of Board of Directors and committee meetings held during fiscal 1999, during the period in which each such individual was a director of the Company and served on such committee.

        COMMITTEES

        The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board does not have a standing Nominating Committee.

AUDIT COMMITTEE

        The Audit Committee: (i) recommends to the Board of Directors the engagement of independent auditors; (ii) reviews the Company's policies and procedures on maintaining its accounting records and the adequacy of its internal controls; (iii) reviews management's implementation of recommendations made by the independent auditors and internal auditors; (iv) considers and approves the range of audit and non-audit services performed by independent auditors and fees for such services; and (v) reviews and approves of all transactions between the Company and any of its officers, directors or other affiliates. The present members of the Audit Committee are Messrs. Robertson and Rogers. The Audit Committee held two meetings during fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation and Stock Option Committee of the Board of Directors was established to determine the cash and other incentive compensation, if any, to be paid to the Company's executive officers. The Compensation and Stock Option Committee is also responsible for the administration of and awards under the Option Plan. This Committee currently consists of Messrs. Robertson and Rogers. The Compensation and Stock Option Committee met twice during fiscal 1999.

        No executive officer of the Company serves as an officer, director or member of a compensation committee of any other entity, an executive officer or director of which is a member of the Compensation and Stock Option Committee of the Company.

                             EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 1999, 1998 and 1997, of those persons who were, for the fiscal year ended September 30, 1999 (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                   ANNUAL COMPENSATION(1)          COMPENSATION
                                               -------------------------------    --------------
                                                                                    OPTIONS(3)
                                                                                    (NUMBER OF           ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR     SALARY      BONUS(2)        OPTIONS)         COMPENSATION(4)
-----------------------------------------------------   ---------    ---------    --------------   ---------------------
A. Kenneth Pincourt, Jr.....................    1999     $379,294     $130,000        50,000             $  94,531(5)(7)
  Chairman of the Board and Chief Executive     1998      341,140      119,000         --                  130,560(5)(7)
  Officer                                       1997      325,903      140,000         --                   48,335   (5)

Jay S. Maltby...............................    1999      297,291      100,000        50,000                39,136   (7)
   President and Chief Operating Officer        1998      263,206       85,000         --                   34,559(6)(7)
                                                1997      249,923      100,000         --                   15,772   (6)

Thomas A. Valdes............................    1999      217,748       80,000        50,000                40,421   (7)
   Executive Vice President                     1998      191,772       68,000         --                   53,802   (7)
                                                1997      182,526       80,000         --                     --

D. Chris Mitchell...........................    1999      184,686       30,000        45,000                28,729   (7)
   Senior Vice President-- Sales                1998      169,250       19,550         --                   27,415   (7)
                                                1997      161,261       23,000         --                   13,802

Ousik Yu....................................    1999      171,391       30,000        50,000                28,237   (7)
   Senior Vice President-- Manufacturing        1998      162,918       19,550         --                   25,533   (7)
                                                1997      153,660       23,000         --                   13,802


--------------------

(1) No other annual compensation, such as perquisites, is shown because no named executive officers received perquisites with a total value which exceeded the lesser of $50,000 or 10% of his salary and bonus or any other "other annual compensation" required to be disclosed as such.

(2)     Amounts awarded under the Company's discretionary bonus arrangement.

(3) See table regarding stock options for information regarding the value of such options.

(4) Represents amounts awarded under the Company's defined contribution pension plan.

(5)     Includes $24,025, $32,837 and $34,533 in fiscal 1999, 1998 and 1997, respectively, which represent the amount of life insurance premiums on Mr. Pincourt's life insurance policy paid by the Company during each of such years.

(6) Includes $657 in fiscal 1998 and $1,970 in fiscal 1997 which represents the amount of life insurance premiums on Mr. Maltby's life insurance policy paid by the Company during each of such years.

(7) Includes payments under the Company's Deferred Compensation Plan (as described on page 12) as follows: Mr. Pincourt - 1999: $55,868; 1998:
        $83,921; Mr. Maltby - 1999: $24,498; 1998: $20,100; Mr. Valdes - 1999:
        $25,783; 1998: $40,000; Mr. Mitchell - 1999: $14,091; 1998: $13,613; and
        Mr. Yu - 1999: $13,599; 1998: $11,731.

EMPLOYMENT AGREEMENTS

        In July 1999, the Company entered into employment agreements with each of Messrs. Pincourt, Maltby, Valdes and Mitchell. Each agreement has an initial term that ends in July 2004 and continues automatically for additional periods of one year each under the same terms and conditions.
Under these agreements, Messrs. Pincourt, Maltby, Valdes and Mitchell are entitled to a combined base salary and bonus of not less than $482,100, $378,580, $283,185 and $201,735, respectively, subject to increases at the discretion of the Board of Directors, and these executives are entitled to participate in all Company compensation arrangements or plans, including the Company's discretionary bonus arrangement, deferred compensation, employee stock option and pension plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information regarding stock options granted to the five named executive officers during fiscal 1999. In addition, the table shows the hypothetical gains of "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.


                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                              PERCENT OF                                        ANNUAL RATES OF
                                                TOTAL                                             STOCK PRICE
                              SECURITIES       OPTIONS                                         APPRECIATION FOR
                                 UNDER        GRANTED TO                                        OPTION TERM (2)
                                OPTIONS       EMPLOYEES       EXERCISE                               ($)
                              GRANTED (1)     IN FISCAL         PRICE       EXPIRATION       -------------------
NAME                               #             YEAR            ($)          DATE              5%        10%
-----                             ---        -------------   -----------  --------------     --------   --------
A. Kenneth Pincourt, Jr.        50,000           14.9%          8.125          2008           255,250    647,250

Jay S. Maltby                   50,000           14.9%          8.125          2008           255,250    647,250

Thomas A. Valdes                50,000           14.9%          8.125          2008           255,250    647,250

D. Chris Mitchell               45,000           13.4%          8.125          2008           229,725    582,525

Ousik Yu                        50,000           14.9%          8.125          2008           255,250    647,250


(1) These options were granted on December 14, 1998, and become exercisable as to 20% of such options per annum commencing December 13, 1999.

(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises will depend on the actual stock price on the date of exercise.


               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

        No options were exercised in fiscal 1999 by any of the five named executive officers. The following table sets forth information with respect to the five named executive officers concerning the unexercised options held on September 30, 1999.

                                                     NO. OF SHARES COVERED BY        VALUE OF IN-THE-MONEY
                                                        OUTSTANDING STOCK              OUTSTANDING STOCK
                                                            OPTIONS(1)                     OPTIONS(2)
                                                               (#)                            ($)
                                                   ----------------------------  ------------------------------
                                                                       NOT                            NOT
NAME                                                EXERCISABLE    EXERCISABLE    EXERCISABLE     EXERCISABLE
-------------------------------------------------  -------------  -------------  -------------- ---------------
A. Kenneth Pincourt, Jr..........................     70,000         40,000          10,000         40,000
Jay S. Maltby....................................     60,000         40,000          60,000         40,000
Thomas A. Valdes.................................     40,000         47,500          40,000         47,500
D. Chris Mitchell................................     29,500         33,000          66,688         33,000
Ousik Yu ........................................     38,000         38,000          93,250         38,000

(1) These options have exercise prices of $6.00, $8.125 and $12.25, and such options are exercisable until November 2002, December 2008 and April 2004, respectively.

(2) Amounts reflect gains on outstanding options based on the September 30, 1999 stock price less the exercise price of the options.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE

COMPENSATION PHILOSOPHY

        The philosophy of the Company's Compensation and Stock Option Committee (the "Committee") for fiscal 1999 was to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management. Management compensation was intended to be set at levels that the Committee believes is consistent with others in the Company's industry (beverage alcohol and bottling), with senior management's compensation packages being weighted toward programs contingent upon the Company's level of performance. However, because of the limited number of companies that can be compared to the Company in terms of product mix, net sales, net income, and similar items, a significant amount of subjectivity was involved in the Committee's decisions.

BASE SALARIES

        Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the beverage alcohol industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and any increased responsibilities assumed by the executive. The Committee believes the base salaries of executive officers are below those of similar companies in the beverage alcohol industry.

BONUS ARRANGEMENT

        To encourage and reward outstanding corporate and individual performance, the Company has adopted a discretionary bonus arrangement for its executive officers, based on the Company's operating results and the achievement of certain defined major business objectives. Bonuses are paid on an annual basis based on the results during the past fiscal year. The Company anticipates that it will continue to maintain a discretionary bonus arrangement for its executive officers during the current year and thereafter.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

        Under Mr. Pincourt's employment agreement in effect as of the beginning of fiscal 1999, Mr. Pincourt was entitled to a base salary of $325,000 subject to increases at the discretion of the Board of Directors. Since 1992, the Committee has granted increases in base compensation to Mr. Pincourt based primarily upon many factors, including without limitation: (i) the Company's financial performance, including but not limited to the Company's gross sales, gross profit and net earnings; (ii) Mr. Pincourt's level of leadership and responsibility for the management, operation and growth of the Company, including his continued ability to secure sources of financing from time to time when necessary for operations and to locate, negotiate and consummate growth-oriented acquisitions of other companies;
(iii) the necessity, due to Mr. Pincourt's long-standing relationship with the Company since inception, to continue to retain his employment with the Company; and (iv) the Company's compensation philosophy for management generally. Based upon these considerations, Mr. Pincourt's annual base salary for fiscal 1999 was set at $379,294. In addition, under his employment agreement in effect as of the beginning of fiscal 1999, Mr. Pincourt was eligible to participate in the Company's discretionary bonus arrangement. Based upon the factors described above, Mr. Pincourt's 1999 bonus was $130,000. The amount of Mr. Pincourt's annual base salary and bonus were determined in accordance with the principles discussed in this paragraph and were based upon a subjective evaluation by the Committee of the leadership Mr. Pincourt has demonstrated during the past 12 months.

EMPLOYEE STOCK OPTION PLAN

        The Board of Directors endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. The Company adopted its 1992 Employee Stock Option Plan on August 11, 1992 and amended it on May 8, 1995 and on September 9, 1997 (the "Option Plan"). The Option Plan authorizes the grant of options to key employees (including officers and directors) and consultants and independent contractors of the Company or any subsidiary corporations. Options granted under the Option Plan may be either incentive or non-statutory stock options. A total of 1,400,000 shares of Common Stock have been reserved for issuance under the Option Plan.

        The Option Plan is administered by the Compensation and Stock Option Committee. This committee has full authority to determine the eligible individuals who are to receive option grants, the number of shares to be covered by each such option, the time or times at which an option is to be exercisable, the maximum term for which the option is to be outstanding, and whether or not the option granted is to be an incentive stock option. The Compensation and Stock Option Committee also has the authority to grant stock appreciation rights entitling the grantee to surrender an unexercised option in exchange for a cash distribution from the Company equal to the difference between the fair market value of the shares represented by such option and the option price payable for such shares. With respect to specific grants of options, the Option Plan will be administered by a disinterested administrator or administrators and no Board member may serve on the Compensation and

Stock Option Committee if he has been granted options or stock appreciation rights pursuant to the Option Plan during the previous year.

DEFERRED COMPENSATION PLAN

        In 1998, the Compensation Committee approved another component of the Company's executive compensation program, the Executive Nonqualified Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, the Company has purchased life insurance policies on the lives of each of the executive officers named in the Summary Compensation Table to provide benefits in the event of the executive's death, disability or retirement. In the event of cessation of employment with the Company for any reason other than death, disability or retirement, the executive will not be entitled to benefits under the Deferred Plan. In addition, the executive will forfeit all rights to benefits under the Deferred Plan if the executive engages in competition with the Company during the ten years following the executive's cessation of employment with the Company. The purpose of the Deferred Plan is to encourage the executives to remain in the service of the Company, because benefits of the Deferred Plan increase over time.

PENSION PLAN

        The Company has also adopted a defined contribution pension plan (the "Pension Plan") which went into effect on January 1, 1983, and which is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With certain exceptions, all employees age 21 and over become eligible to participate in the Pension Plan after one year of service with the Company. The Company contributes 6.0% of total wages, plus 5.5% of wages in excess of the Social Security wage base, into a trust fund account for the benefit of participants.

W. GREGORY ROBERTSON
LEONARD G. ROGERS

PERFORMANCE GRAPH

The following performance graph compares the performance of the Company's Common Stock for each month in the five-year period ended September 30, 1999, to the Center for Research in Security Prices of the University of Chicago Granduate School of Business ("CRSP") index for the AMEX Stock Market (United States Companies) and two peer group indices. Previously, the Company presented a peer group index consisting of 28 beverage companies (the "Old Peer Group"). The Company has determined that an index of 15 beverage companies (the "New Peer Group") would more accurately reflect companies with business operations similar to the Company's. The two peer group indices' returns have been weighted based on market capitalization (see footnote 1 to the performance graph). The performance graph assumes a $100 investment on September 30, 1994, in the Company's Common Stock and in each of the indices, and a reinvestment of all dividends.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF
                         TODHUNTER INTERNATIONAL, INC.,
                          THE AMEX STOCK MARKET INDEX,
                            OLD PEER GROUP INDEX AND
                              NEW PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                     TODHUNTER              AMEX STOCK      OLD      NEW
                                                                  INTERNATIONAL,              MARKET       PEER     PEER
                                                                       INC.               (US COMPANIES)   GROUP    GROUP
9/30/1994                                                                            100             100      100      100
10/31/1994                                                                        96.825          99.258   96.906   105.46
11/30/1994                                                                        96.825          94.944   94.375  102.708
12/30/1994                                                                        98.413          96.422   97.205  103.667
1/31/1995                                                                         92.064          99.015   94.866  103.257
2/28/1995                                                                         78.571         102.229   95.149  106.841
3/31/1995                                                                         87.302         103.658   99.538  110.163
4/28/1995                                                                         75.397         106.167  100.914  113.598
5/31/1995                                                                         62.698         109.163  103.026  114.995
6/30/1995                                                                          58.73         111.747  103.129  115.997
7/31/1995                                                                         60.317         117.574  104.902  115.977
8/31/1995                                                                         55.556         120.613   109.37  123.619
9/29/1995                                                                         46.032         123.064  112.753  129.458
10/31/1995                                                                        44.444         118.341  109.803  120.256
11/30/1995                                                                        47.619         121.827  103.372  119.701
12/29/1995                                                                        49.206         124.076  100.464  116.598
1/31/1996                                                                         49.206         124.188  107.012  118.832
2/29/1996                                                                         51.984         126.229   99.943  121.953
3/29/1996                                                                         50.794         127.395   99.681  123.515
4/30/1996                                                                         56.349         131.816   95.489  121.142
5/31/1996                                                                         61.905         136.191   96.172  124.894
6/28/1996                                                                         55.556         128.611   94.239  127.264
7/31/1996                                                                         60.317         118.599   87.161  118.137
8/30/1996                                                                         58.333         122.073   90.769  120.403
9/30/1996                                                                         59.524         125.414   92.461  126.309
10/31/1996                                                                        53.968         122.916   87.946  128.319
11/29/1996                                                                        54.762         127.984   94.006  137.445
12/31/1996                                                                        54.762         126.052   94.378  138.146
1/31/1997                                                                         53.968         128.987   92.393  134.961
2/28/1997                                                                         45.238         131.351   99.142  138.981
3/31/1997                                                                         44.841         124.919   94.069  144.936
4/30/1997                                                                         46.032         121.236   91.615  147.377
5/30/1997                                                                         46.032         133.422  101.525  158.801
6/30/1997                                                                         46.032         138.043  111.011  155.225
7/31/1997                                                                         55.556         143.903  121.203  158.063
8/29/1997                                                                         57.143         145.545  127.946  156.027
9/30/1997                                                                         63.095          157.29  137.537  162.441
10/31/1997                                                                        64.286         151.809   134.43  162.297
11/28/1997                                                                        64.881         151.672   134.71  167.204
12/31/1997                                                                        65.873         157.646  138.959  180.785
1/30/1998                                                                         62.698         154.885  131.087  168.026
2/27/1998                                                                         59.524         164.437  134.709  177.433
3/31/1998                                                                         53.571         174.149  145.339  185.174
4/30/1998                                                                         55.754         176.271  141.056  184.197
5/29/1998                                                                         55.159         168.716   136.32  180.255
6/30/1998                                                                         58.333         173.156  134.564  189.461
7/31/1998                                                                         60.317         170.676  132.907   178.97
8/31/1998                                                                         52.381         136.925  123.629  159.065
9/30/1998                                                                         44.048         147.292  131.464  165.123
10/30/1998                                                                        44.841         154.277  148.458  185.795
11/30/1998                                                                         48.81         159.818  143.864  187.644
12/31/1998                                                                        51.587         169.211  160.461  198.183
1/29/1999                                                                             50         176.688  169.316   194.18
2/26/1999                                                                          48.81         172.859  156.433  178.446
3/31/1999                                                                         46.825         172.796   144.34  163.332
4/30/1999                                                                         49.206         187.994  146.579  191.145
5/28/1999                                                                         52.381         190.861  138.876  180.991
6/30/1999                                                                         53.175         195.182  145.766  183.065
7/30/1999                                                                         63.492         191.913  150.453  177.556
8/31/1999                                                                         59.921         186.389  155.336  172.736
9/30/1999                                                                         57.937         189.227  151.978  178.184
LEGEND
Symbol                                                     CRSP Total Returns Index for:
Notes:
A. The lines represent monthly index levels derived
from compounded daily returns that include all dividends.
B. The Old Peer Group and New
Peer Group indices are reweighted
daily, using the market capitalization
on the previous trading day.
C. If the monthly interval, based
on the fiscal year-end, is not a trading day,
the preceding trading day is used.
D. The index level for all
series was set to $100.0 on 09/30/94.

(1) The Old Peer Group Index is comprised of the following companies:
    Canandaigua Brands, Inc. (Class A and Class B Shares), The Chalone Wine Group, Ltd., Coca-Cola Bottling Co. Consolidated, Adolph Coors Company, Beringer Wine Estates Holdings, Inc., Frederick Brewing Co., Genesee Corporation, Golden State Vintners, Inc., Hart Brewing, Inc., Independence Brewing Company, The Lion Brewery, Inc., Midwest Grain Products, Inc., Minnesota Brewing Company, National Beverage Corp., New Day Beverage, Inc., Nor'Wester Brewing Company, Inc., Penwest, Ltd., Pete's Brewing Company, Pyramid Breweries, Inc., R.H. Phillips, Inc., Redhook Ale Brewery, Incorporated, The Robert Mondavi Corporation, Stearns and Lehman, Inc., Tellus Industries, Inc., Todhunter International, Inc., Vermont Pure Holdings, Ltd. and Willamette Valley Vineyards, Inc.

   The New Peer Group Index is comprised of the following companies: Beringer
    Wine Estates Holdings, Inc., The Boston Beer Company, Inc., Brown-Forman Corporation (Class B Shares), Canandaigua Brands, Inc. (Class B Shares), The Chalone Wine Group, Ltd., Coca-Cola Bottling Co. Consolidated, Genesee Corporation (Class B Shares), Golden State Vintners, Inc., Midwest Grain Products, Inc., National Beverage Corp., R.H. Phillips, Inc., Ravenswood Winery, Inc., The Robert Mondavi Corporation, Triarc Companies, Inc. and Willamette Valley Vineyards, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On May 6, 1998, Mr. McDonnell was appointed to the Board as a Class III director. Prior to that date, during fiscal 1997, the Company and Mr. McDonnell formed a wholesale liquor distributor in St. Thomas, United States Virgin Islands, with each of the Company and Mr. McDonnell taking a 45% interest in the new company, Premier Wines & Spirits, Ltd. ("Premier"). The Company had sales to Premier during fiscal 1999 of approximately $1,808,000, of which $518,000 is included in trade receivables as of September 30, 1999. Also, the Company and Mr. McDonnell each advanced $575,000 to Premier in fiscal 1999; the amount of the Company's advance is included in notes receivable as of September 30, 1999.

        During fiscal 1998, the Company and Mr. McDonnell each acquired a 25% interest in Antillean Liquors N.V. ("Antillean") a wholesale liquor distributor in St. Maarten, Netherlands Antilles. The Company and Mr. McDonnell each advanced $100,000 to Antillean in fiscal 1998; the amount of the Company's advance is included in notes receivable as of September 30, 1999.

        On May 6, 1998, the Company granted non-qualified stock options to purchase 60,000 shares of the Company's Common Stock to Mr. McDonnell. The Stock Options have an exercise price of $9.0625 per share and vest in one-third equal installments. The first installment vested on the date of the 1999 Annual Meeting of Stockholders, and subsequent installments vest on the date of the 2000 and 2001 Annual Meetings of Stockholders, respectively, provided that Mr. McDonnell remains a director on and as of each such date.

        On August 10, 1999, the Company issued 650,220 shares of the Company's Common Stock to Angostura Limited in a privately negotiated, cash transaction at $10.00 per share. On August 9, 1999, the closing price of the Company's Common Stock on the American Stock Exchange was $10.00 per share. On July 21, 1999, A. Kenneth Pincourt, Jr., CEO and Chairman of the Board sold 1,000,000 of his shares of the Company's Common Stock to Angostura in a privately negotiated transaction. Mr. Pincourt agreed with Angostura to nominate and use his best efforts to cause to be elected two individuals designated by Angostura for election to the Company's Board of Directors. Messrs. K. Ian McLachlan and Godfrey D. Bain were designated by Angostura and subsequently elected to the Company's Board.

                              STOCKHOLDER PROPOSALS

        Stockholders who intend to submit proposals to the Company's stockholders at the 2001 Annual Meeting of Stockholders must submit such proposals to the Company no later than September 30, 2000, in order to be considered for inclusion in the Proxy Statement and Proxy to be distributed by the Board of Directors in connection with that meeting. Proposals must comply with proxy rules relating to Stockholder proposals in order to be included in the Company's proxy materials. Stockholders who wish to submit a proposal for consideration at the Company's 2001 Annual Meeting of Stockholders, but who do not wish to submit the proposal for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8 as promulgated under the Exchange Act, must submit their proposal to the Company no later than December 11, 2000. Stockholder proposals should be submitted to Troy Edwards, Secretary, Todhunter International, Inc., 222 Lakeview Avenue, Suite 1500, West Palm Beach, Florida 33401.

                                  OTHER MATTERS

        The Board has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons designated as proxy holders in the accompanying proxy card will have the discretion to vote on such matters as they see fit.

        If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the meeting, at your request, the Company will cancel any proxy executed by you.

        The Board of Directors has selected McGladrey & Pullen, LLP, the Company's independent accountants for fiscal 1999, to serve as the Company's independent accountants for fiscal 2000. Representatives of McGladrey & Pullen, LLP may be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

                              FINANCIAL INFORMATION

        Detailed financial information of the Company and its subsidiaries for fiscal 1999 is included in the Company's 1999 Annual Report to Stockholders which contains a copy of the Company's 1999 Form 10-K. A copy of the Company's 1999 Annual Report to Stockholders is enclosed herewith.

                             REPORT TO STOCKHOLDERS

        THE COMPANY WILL ALSO FURNISH A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE, TO ANY STOCKHOLDER WHO SUBMITS A WRITTEN REQUEST TO THE COMPANY FOR SUCH ANNUAL REPORT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO TROY EDWARDS, SECRETARY OF THE COMPANY, AT THE ADDRESS OF THE COMPANY STATED HEREIN.

                                             By Order of the Board of Directors

                                             /s/ Troy Edwards

                                             TROY EDWARDS
                                             SECRETARY
January 25, 2000

    PROXY

                           TODHUNTER INTERNATIONAL, INC.

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 9, 2000

        The undersigned, a stockholder of Todhunter International, Inc., a Delaware corporation (the "Company"), hereby appoints A. Kenneth Pincourt, Jr. and Jay S. Maltby, or either of them, attorneys and proxies of the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., at 777 South Flagler Drive, Suite 500 East, West Palm Beach, Florida 33401 on Thursday, March 9, 2000 at 11:00 a.m. Eastern Standard Time and at any adjournments thereof, in respect of all shares of the Common Stock of the Company registered in the name of the undersigned as fully as the undersigned could vote and act if personally present, on the following matters:

        This proxy, when properly executed, will be voted as directed herein by the undersigned. However, if no direction is given, this proxy will be voted FOR Proposal 1 and, with respect to any other matter properly brought before the meeting or any adjournments thereof, in accordance with the determination of the proxies named herein.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         TODHUNTER INTERNATIONAL, INC.

(1) ELECTION OF DIRECTORS, NOMINEES: -- To elect A. Kenneth
    Pincourt, Jr., Leonard G. Rogers
    and K. Ian McLachlan as Class II Directors to hold office for a term    (2) IN THEIR DISCRETION, on any other matters
    of three (3) years and until their successors have been elected and     that may properly come before the meeting or any
    qualified.                                                              adjournments thereof.

    VOTE FOR         VOTE WITHHELD     To withhold authority to vote for    DATE: 2000
  all nominees          for all        any individual nominee, print that   (L.S.)
  listed above          nominees       nominee's name on the line below.    (L.S.)
except as marked      listed above     ----------------------------------   Signature(s)
to the contrary.      as a group.                                           Please date this proxy and sign your name exactly
       / /                / /                                               as your name appears herein. If the stock is held
                                                                            jointly, all owners must sign. When signing as
                                                                            attorney, executor, administrator, trustee,
                                                                            guardian or in another representative capacity,
                                                                            please give full title.

   PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
       ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.